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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          AIRTOUCH COMMUNICATIONS, INC.


     A Delaware Corporation                     I.R.S. Employer No. 94-3213132


                              One California Street
                             San Francisco, CA 94111


                          AIRTOUCH COMMUNICATIONS, INC.


                               Agent for Service:


                                Margaret G. Gill
           Senior Vice President Legal, External Affairs and Secretary
                          AirTouch Communications, Inc.
                              One California Street
                             San Francisco, CA 94111
                                 (415) 658-2000


                  Please send copies of all communications to:


                              Kristina Veaco, Esq.
                          AirTouch Communications, Inc.
                              One California Street
                             San Francisco, CA 94111
                                 (415) 658-2000
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                         CALCULATION OF REGISTRATION FEE

                                                              Proposed          Proposed
Title of                                                      Maximum           Maximum
Securities                          Amount                    Offering          Aggregate                Amount of
to be                               to be                     Price Per         Offering                 Registration
Registered                          registered (1)            Share             Price                    Fee (4)
- -------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par value (3)      1,924,001 shs             $27.25(4)         $52,429,027.25          $18,078.97

6% Class B Mandatorily Convertible      16,875 shs             $28.69(5)         $   484,143.75          $   166.95
Preferred STOCK, Series 1996, par
value $.01 per share ("Class B
Preferred")

4.25% Class C Convertible  Stock        10,837 shs             $47.31(5)         $   512,698.47          $   176.79
Series 1996, par Preferred value
$.01 per share ("Class C Preferred")
Units of Class B Preferred and
Class C Preferred ("Units")(2)

Total                                1,951,713 shs                                                       $18,422.71
=========================================================================================================================

(1) This Registration Statement relates to 1,924,001 shares of Common Stock, 16,875 shares of Class B Preferred and 10,837 shares of
         Class C Preferred of the Registrant pursuant to the Agreement and Plan of Merger dated as of April 15, 1996, as amended and restated as of July 17, 1996, between AirTouch Communications, Inc., AirTouch Cellular and Cellular Communications, Inc. ("CCI") upon the exercise of outstanding options formerly representing the right to purchase CCI stock under the CCI 1991 Stock Option Plan or the CCI Non-Employee Director Stock Option Plan (the "CCI Option Plans") into options to purchase AirTouch Communications, Inc. Common Stock or AirTouch Communications, Inc. Preferred Stock.

(2) At the effective time of the merger, the Class B Preferred and Class C Preferred will have automatically separated, such that holders of options of CCI stock will not receive Units but only the underlying shares of Class B Preferred and Class C Preferred to the extent they are to receive securities rather than cash as a result of the merger.

(3) The Common Stock being registered includes associated Preferred Stock purchase rights.

(4) Estimated in accordance with Rule 457(h) and (c), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on August 14, 1996.

(5) Estimated in accordance with Rule 457(h) and (c), solely for purposes of calculating the registration fee, on the basis of the average of the bid and asked prices on August 15, 1996.

                     This Registration Statement will become
                    effective upon filing in accordance with
                   Rule 462 under the Securities Act of 1933.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) the Registrant's Form 10-K, as amended, for the period ending December 31, 1995, Form 10-Q for the period ending March 31, 1996, Form 10-Q for the period ending June 30, 1996, Form 8-K Date of Report February 1, 1996, Form 8-K Date of Report April 9, 1996, Form 8-K Date of Report April 26, 1996, Form 8-K Date of Report May 31, 1996, Form 8-K Date of Report July 2, 1996, Form 8-K Date of Report July 3, 1996 and Form 8-K Date of Report July 15, 1996; and

     (b) all other reports filed pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Form 10-K referred to in (a) above; and

     (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (File No. 1-12342) filed on September 10, 1993 pursuant to section 12(b) of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant, pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "Delaware GCL") permits the Company's board of directors to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company, in

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
terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Article EIGHTH of the Company's Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

As permitted by sections 102 and 145 of the Delaware GCL, Article NINTH of the Company's Certificate of Incorporation eliminates a director's personal liability for monetary damage to the Company and its stockholders arising from a breach or alleged breach of director's fiduciary duty except to the extent not permitted under the Delaware GCL.

In addition the Company has entered into separate indemnification agreements with its directors and officers that require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit
Number          Description

4 Rights Agreement between AirTouch Communications, Inc. and the Bank of New York, Rights Agent, dated as of September 19, 1994 (AirTouch Communications, Inc. Form 8-K Date of Report December 15, 1994; File No. 1-12342).

5 Opinion of Margaret G. Gill, Senior Vice President Legal, External Affairs and Secretary of AirTouch Communications, Inc.

15.1            Letter Re Unaudited Interim Financial Information of Price
                Waterhouse LLP.

15.2            Letter Re Unaudited Interim Financial Information of Coopers &
                Lybrand L.L.P.

23.1            Consent of Margaret G. Gill, included in Exhibit 5.

23.2            Consent of Price Waterhouse LLP.

23.3            Consent of Coopers & Lybrand L.L.P.

23.4            Consent of Ernst & Young LLP for CCI.

23.5            Consent of KPMG Deutsche Treuhand-Gesellschaft for Mannesmann
                Mobilfunk GmbH.

23.6            Consent of Coopers & Lybrand L.L.P. for CMT Partners.

23.7            Consent of Ernst & Young LLP for New Par.

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23.8            Consent of Arthur Andersen LLP for U S WEST NewVector Group,
                Inc. and subsidiaries.

23.9            Consent of Arthur Andersen LLP for Kansas City Cellular.

24              Power of Attorney.


Item 9.    Undertakings.

     (a)   The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter



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           has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 16, 1996.

AIRTOUCH COMMUNICATIONS, INC.


By:  /s/ Mohan S. Gyani
     -------------------------------------------------
     Executive Vice President, Chief Financial Officer


                                      * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on August 16, 1996

         Signature                                   Title

Sam Ginn*                               Principal Executive Officer
                                        Chairman of the Board and Chief
                                        Executive Officer

Mohan S. Gyani*                         Principal Financial Officer
                                        Principal Accounting Officer
                                        Executive Vice President and Chief
                                        Financial Officer

Carol A. Bartz*                         Director

Donald G. Fisher*                       Director

Michael Boskin*                         Director

Paul Hazen*                             Director

Arthur Rock*                            Director

Arun Sarin*                             Director

George P. Shultz*                       Director

Charles R. Schwab*                      Director

C. Lee Cox*                             Director


*By:  /s/ Mohan  S. Gyani
      --------------------------------------------------------------
      Executive Vice President, Chief Financial Officer
      Principal Accounting Officer and Principal Financial Officer Attorney-in-fact

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                                  EXHIBIT INDEX

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto. All other exhibits are provided as part of the electronic transmission.


Exhibit
Number          Description

4 Rights Agreement between AirTouch Communications, Inc. and the Bank of New York, Rights Agent, dated as of September 19, 1994 (Form 8-K Date of Report December 15, 1994; File No. 1-12342).

5 Opinion of Margaret G. Gill, Senior Vice President Legal, External Affairs and Secretary of AirTouch Communications, Inc.

15.1            Letter Re Unaudited Interim Financial Information of Price
                Waterhouse LLP.

15.2            Letter Re Unaudited Interim Financial Information of Coopers &
                Lybrand L.L.P.

23.1            Consent of Margaret G. Gill, included in Exhibit 5.

23.2            Consent of Price Waterhouse LLP.

23.3            Consent of Coopers & Lybrand L.L.P.

23.4            Consent of Ernst & Young LLP for CCI.

23.5            Consent of KPMG Deutsche Treuhand-Gesellschaft for Mannesmann
                Mobilfunk GmbH.

23.6            Consent of Coopers & Lybrand L.L.P. for CMT Partners.

23.7            Consent of Ernst & Young LLP for New Par.

23.8 Consent of Arthur Andersen LLP for U S WEST NewVector Group, Inc. and subsidiaries.

23.9            Consent of Arthur Andersen LLP for Kansas City Cellular.

24              Power of Attorney.

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